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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-85994) of OfficeMax, Inc. of our report dated March 3, 1998 appearing on page 20 of the Annual Report on Form 10-K for the year ended January 24, 1998.


/s/ Price Waterhouse LLP
PRICE WATERHOUSE LLP



Cleveland, Ohio
April 21, 1998